UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 23, 2023

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.03     AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 23, 2023, Braemar Hotels and Resorts Inc. (the “Company”), by unanimous written consent of its board of directors, adopted Amendment No. 2 to the Fourth Amended and Restated Bylaws of the Company (the “Bylaw Amendment”) for purposes of reducing the quorum required solely for the 2023 annual meeting of the Company’s stockholders (the “Quorum Requirement”). The Bylaw Amendment reduced the Quorum Requirement solely for the 2023 annual meeting from a majority to at least one-third of all votes entitled to be cast at such meeting, as permitted under the Maryland General Corporation Law. Retail brokers have recently adopted policies whereby they will not cast discretionary votes (including auditor ratification) in the absence of retail shareholder instructions. As an increased number of retail holders have become stockholders in the Company, the amount of shares represented in person or by proxy for purposes of the quorum requirement has steadily declined. In order to ensure a sufficient quorum and allow the Company to hold the 2023 annual meeting, the Company is decreasing the quorum requirement solely for the 2023 annual meeting.

The Bylaw Amendment is effective as of February 23, 2023. The above description of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaw Amendment, which is attached hereto as Exhibit 3.1. Additionally, the new text added by the amendment is marked in bold as set forth below.

Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority (but solely for the 2023 annual meeting of stockholders and any postponement or adjournment thereof, at least one third) of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

The full text of the complete bylaws as amended is attached hereto as Exhibit 3.2.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

3.1    Amendment No. 2 to Fourth Amended and Restated Bylaws of Braemar Hotels and Resorts Inc., as amended, adopted February 23, 2023
3.2    Fourth Amended and Restated Bylaws, as amended by Amendment No. 1 on March 17, 2022 and by Amendment No. 2 on February 23, 2023, adopted on February 23, 2023
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: February 23, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary